EXHIBIT 10.1
                                                                    ------------


                                 AMENDMENT NO. 1
                  TO THE SEPTEMBER 28, 2000 ADVISORY AGREEMENT
                BETWEEN BUFFETS HOLDINGS, INC. AND ROE H. HATLEN

         This AMENDMENT NO. 1 (this "Amendment") to the Advisory Agreement by and between Buffets Holdings, Inc., a Delaware corporation (the "Holding Co."), and Roe H. Hatlen ("Advisor"), entered into on September 28, 2000, is made by and between the Holding Co. and Advisor on December 13, 2005.

         WHEREAS, Advisor and the Holding Co. desire to amend the Advisory Agreement as provided in this Amendment.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. EFFECTIVE DATE: The Advisory Agreement shall be amended as provided in this Amendment, effective as of December 13, 2005 (the "Effective Date").

         2. SECTION 1 of the Advisory Agreement is amended to delete the words "the last day of Buffet's fiscal year 2005" from clause (i) thereof and add in substitution thereof "June 30, 2006."

         3. SECTION 2(A) of the Advisory Agreement is amended to (i) delete the number "28" and add in substitution thereof the number "29", and (ii) add the following sentence to the end of Section 2(a): "Effective as of December 13, 2005, you will also hold the position of Founder Advisor of Holding Co.".

         4. SECTION 3(A) of the Advisory Agreement is amended to add the following paragraph at the end of such section:

         Notwithstanding the foregoing, with respect to the period from November 7, 2005 through the earlier of June 30, 2006 and the date your services for Holding Co. terminate pursuant to Section 4 of the Advisory Agreement, your cash compensation shall also include
         (i) an amount based on an annualized rate of $200,000 and (ii) an incentive compensation payment at the close of Fiscal 2006 equal to $70,000 if there is a minimum $30.5 million improvement in enterprise value between FY 2005 and FY 2006, plus 0.25% of each dollar of enterprise value improvement beyond $30.5 million.

         In addition, if a "Realization Event" (as defined below) occurs prior to July 31, 2006, and you continue to provide services to the Holding Co. pursuant to the Advisory Agreement through the date of the Realization Event, then the Holding Co. agrees to pay you a lump sum cash payment based on the purchase price received by holders of the Company's common stock as presently constituted,

         $0.01 par value (the "Common Stock") in connection with such Realization Event, calculated pursuant to the provisions set forth in detail in our side letter sent to you on December 13, 2005 (the "Side Letter"). For purposes of this Amendment, a "Realization Event" shall mean any transaction in which Caxton-Iseman has the right to exercise "Drag-Along Rights" pursuant to Section 4.7 of the Stockholders' Agreement.

         5. SECTION 3(D) of the Advisory Agreement is amended to delete the words "During the Service Period" in the first sentence and in substitution thereof the words "Until December 31, 2010".

         6. SECTION 4(A), (B), (C), (D) AND SECTION 6 (B) (I), (II) AND (III) of the Advisory Agreement is amended to add the words "Founder Advisor and" immediately preceding the words "Vice Chairman" in each instance the words "Vice Chairman" appear; provided that the words "Founder Advisor" shall not be added in the last sentence of Section 4(c).

         7. SECTION 4(B) of the Advisory Agreement is amended to delete the words "the end of Buffet's fiscal year 2005" and add in substitution thereof the words "June 30, 2006".

         8. SECTION 4(C) of the Advisory Agreement is amended to delete the words "the end of Buffet's fiscal year 2005" and add in substitution thereof the words "June 30, 2006".

         9. SECTION 4(D) of the Advisory Agreement is amended to add the words "until the earlier of June 30, 2006 and" immediately after the words "Cash Compensation".

         10. SECTION 5 of the Advisory Agreement is amended to delete the number "28" and add in substitution thereof the number "29".

         11. CONTINUING EFFECT OF ADVISORY AGREEMENT. Except as expressly modified hereby, the provisions of the Advisory Agreement are and shall remain in full force and effect.

         12. SEVERABILITY. The invalidity or unenforceability of any provision of this Amendment shall not affect the validity or enforceability of any other provision of this Amendment.

         13. WITHHOLDING. The Holding Co. may withhold from any amounts payable under this Amendment such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         14. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its principles of conflict of laws or such principles of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

         15. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         16. EFFECTIVENESS. This Amendment shall become effective as of the Effective Date.


         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed as of the date first above written.


BUFFETS HOLDINGS, INC.                                FOUNDER-ADVISOR


By: /s/ R. Michael Andrews, Jr.                       /s/ Roe H. Hatlen
    ---------------------------                       ---------------------
Name:  R. Michael Andrews, Jr.                        Roe H. Hatlen
Title: Chief Executive Officer